UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(312) 642-3700

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities
The information set forth in Item 8.01 is incorporated by reference into this Item 2.05.
Item 8.01. Other Material Events
On December 14, 2015, InnerWorkings, Inc. (the “Company”) approved a realignment plan that is expected to allow the Company to more efficiently meet client needs across its international platform. Through improved integration of global resources, the plan will create back office and other efficiencies and allow for the elimination of approximately 100 positions deemed unnecessary. In connection with these actions, the Company expects to record total pre-tax cash restructuring charges of $4.3 - $6.1 million, the majority of which will be recorded during 2016. These cash charges will include approximately $3.5 - $5.0 million for employee severance and related costs and $0.8 - $1.1 million for lease and contract termination and other associated costs. As required by law, the Company will consult with each of the affected countries’ local Works Councils prior to implementing the plan. The realignment is expected to be substantially completed in the first half of 2016 and result in annual profit improvement of $5.0 - $6.0 million, including more than $3.0 million to be realized in 2016, creating additional opportunities to reinvest in the long-term growth of the business.
The Company also expects to record non-cash charges totaling approximately $8.0 - $10.0 million, the majority of which will be recorded in the fourth quarter of 2015. These include impairment charges of $0.3 - $0.5 million related to certain intangible and fixed assets as well as a charge of $1.4 million to remeasure the Company’s dormant Venezuelan net assets to the most appropriate exchange rate. The non-cash charges also include an inventory reserve of approximately $2.0 million, which has the potential to be recovered based on future sales. Finally, the Company expects to record non-cash charges of approximately $4.5 - $6.0 million for reserves against tax loss carryforwards in jurisdictions affected by the realignment plan, the majority of which will be recorded in the fourth quarter of 2015. These carryforwards do not expire and have the potential to be recovered based on future profitability.
In connection with the realignment plan, the Company issued a press release on December 16, 2015, a copy of which is attached to hereto as Exhibit 99.1.
Forward-Looking Statements
This Current Report on Form 8-K contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our public filings with the Securities and Exchange Commission, including the "Risk Factors" section of our most recently filed Annual Report on Form 10-K. We undertake no obligation to update or revise any forward-looking statements included in this Current Report, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: December 16, 2015	By:	/s/ Ronald Provenzano
	Name:	Ronald Provenzano
	Title:	General Counsel and Secretary